Exhibit 99.1

Beam Therapeutics Appoints Biotech Executive Christi Shaw to its Board of Directors

CAMBRIDGE, Mass., Dec. 14, 2023 - Beam Therapeutics Inc. (Nasdaq: BEAM), a biotechnology company developing precision genetic medicines through base editing, today announced the appointment of Christi Shaw to the company’s board of directors.

“Christi is an inspiring leader who knows firsthand what it takes to transform cutting-edge science into practice-changing commercial treatment options, most recently building and scaling the industry’s premier autologous cell therapy company as CEO of Kite,” said John Evans, chief executive officer of Beam Therapeutics. “Her experience leading the transformation of novel science into approved medicines, coupled with her unwavering dedication and drive to serve people living with life-threatening diseases, make her an ideal fit for Beam as we look to advance our pipeline of novel base editing therapeutics.”

Ms. Shaw has more than 30 years of experience in the biopharmaceutical industry, and most recently served as chief executive officer of Kite, a Gilead company specializing in the development of immuno-oncology therapies until March 2023. Prior to Kite, Ms. Shaw served as an executive officer of Eli Lilly and Company (Lilly), a global healthcare company, and president of Lilly Bio-Medicines, the business within Lilly that comprises neuroscience and immunology. Before Lilly, she served as U.S. country head and president of Novartis Pharmaceutical Corporation, a global healthcare company, and in a prior role, as North American region head of Novartis Oncology. Ms. Shaw also held several leadership positions at Johnson & Johnson. She serves as a member of the board of directors of Avantor and is the co-founder of the More Moments More Memories Foundation, which helps people access oncology clinical trials for potentially life-saving treatment. She holds a bachelor’s degree in business administration from Iowa State University and an MBA from the University of Wisconsin.

“Beam is pioneering the next wave of innovation in genetic medicine and gene editing and is on the cusp of significant clinical milestones across its impressive portfolio,” said Ms. Shaw. “Base editing has the potential to transform treatment for many people suffering from serious and devastating diseases, and Beam’s integrated platform, development and manufacturing capabilities are a critical differentiator for the company. I look forward to working alongside such a high-caliber organization and team as we work to bring these innovative therapies to patients.”

About Beam Therapeutics

Beam Therapeutics (Nasdaq: BEAM) is a biotechnology company committed to establishing the leading, fully integrated platform for precision genetic medicines. To achieve this vision, Beam has assembled a platform that includes a suite of gene editing and delivery technologies and is in the process of building internal manufacturing capabilities. Beam’s suite of gene editing technologies is anchored by base editing, a proprietary technology that is designed to enable precise, predictable and efficient single base changes, at targeted genomic sequences, without making double-stranded breaks in the DNA. This has the potential to enable a wide range of potential therapeutic editing strategies that Beam is using to advance a diversified portfolio of base editing programs. Beam is a values-driven organization committed to its people, cutting-edge science, and a vision of providing life-long cures to patients suffering from serious diseases.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Investors are cautioned not to place undue reliance on these forward-looking statements, including, but not limited to, statements related to: the therapeutic applications and potential of our technology, including our ability to develop life-long, curative, precision genetic medicines for patients through base editing. Each forward-looking statement is subject to important risks and uncertainties that could cause actual results to differ materially from those expressed or implied in such statement, including, without limitation, risks and uncertainties related to: our ability to successfully achieve the benefits of our portfolio prioritization and strategic restructuring, including our ability to seek, establish and maintain partners for certain of our programs; our ability to develop, obtain regulatory approval for, and commercialize our product candidates, which may take longer or cost more than planned; our ability to raise additional funding, which may not be available; our ability to obtain, maintain and enforce patent and other intellectual property protection for our product candidates; the potential impact of pandemics and other health emergencies, including their impact on the global supply chain; the uncertainty that our product candidates will receive regulatory approval necessary to initiate human clinical studies; that preclinical testing of our product candidates and preliminary or interim data from preclinical studies and clinical trials may not be predictive of the results or success of ongoing or later clinical trials; that initiation and enrollment of, and anticipated timing to advance, our clinical trials may take longer than expected; that our product candidates may experience manufacturing or supply interruptions or failures; risks related to competitive products; and the other risks and uncertainties identified under the headings “Risk Factors Summary” and “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2022, our Quarterly Report on Form 10-Q for the quarter ended March 31, 2023, our Quarterly Report on Form 10-Q for the quarter ended June 30, 2023, our Quarterly Report on Form 10-Q for the quarter ended September 30, 2023, and in any subsequent filings with the Securities and Exchange Commission. These forward-looking statements speak only as of the date of this press release. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We undertake no obligation to update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by applicable law.

Contacts:

Investors:

Holly Manning

THRUST Strategic Communications

holly@thrustsc.com

Media:

Dan Budwick

1AB

dan@1abmedia.com